SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 21, 2007
 (Date of earliest event reported)

SYNERGX SYSTEMS INC.
(Name of small business issuer in its charter)

Delaware      11-2941299
(State or other jurisdiction of incorporation   (I.R.S. Employer Identification No.)
                                                                                                                     or organization)

209 Lafayette Drive, Syosset, New York                                                        11791
(Address of principal executive offices)      (Zip code)

Issuer's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Synergx Systems Inc. received a Nasdaq Staff Deficiency Letter on March 28, 2007 indicating the Nasdaq Staff’s belief that SYNX had failed to comply with the director nominating committee requirements for continued listing set forth in Marketplace Rule 4350(c)(4).

The Synergx Board of Directors strongly disagrees with the Nasdaq Staff’s finding of deficiency. The Rule requires that “Director nominees must either be selected, or recommended for the Board's selection, either by: (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors”. The Synergx Board of Directors, including all of the independent directors, unanimously approved the nominations presented in the most recent proxy.

On March 21, 2007, the Synergx Board of Directors unanimously approved a resolution to adopt the Nasdaq nominating committee requirements. Accordingly, in the opinion of the Nasdaq Staff, Synergx has regained compliance.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

 99.1 Press Release dated March 30, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SYNERGX SYSTEMS INC.
                                         (Registrant)

                                        By: /s/ JOHN A. POSERINA
                                               ---------------------------------
                                        John A. Poserina,
                                        Chief Financial Officer, Secretary
                                         And Director(Principal Accounting and
                                        Financial Officer)

Dated: March 30, 2007